BlackRock Funds:
New Jersey Municipal
Money Market Portfolio

File Number:

CIK Number:

For the
Period Ended:
09/30/08

Pursuant to Exemptive Order ICA Release No. 15520 dated
January 5, 1987, the following schedule enumerates the transactions with Merrill Lynch, Pierce, Fenner & Smith
Incorporated, for the period October 1, 2007 through September 30, 2008.

                         SALES (IN THOUSANDS)
TRANSACTION    FACE      SECURITY                   DUE
DATE          AMOUNT     DESCRIPTION      RATE      DATE

11/01/07      $7,415     NJS HFA         3.39      08/01/31
                         PT 1319

01/22/08      $7,855     PORT AUTH NY     2.99      12/01/17
                         & NJ
                         PFLOAT MT  05

04/17/08      $6,795     NEW JERSEY EDA   2.07      06/15/14
                         MT-035